EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69086, 333-128433, 333-124081 and 333-32299) of Hancock Fabrics, Inc. of our report dated March 29, 2010 relating to the consolidated financial statements, which appears in this Form 10-K.

Burr Pilger Mayer, Inc.
San Francisco, California
March 31,  2010